FOR IMMEDIATE RELEASE	EXHIBIT 99.1

METTLER-TOLEDO INTERNATIONAL INC. ANNOUNCES
ACQUISITION OF PENDOTECH

COLUMBUS, Ohio, USA – March 24, 2021 – Mettler-Toledo International Inc. (NYSE: MTD) today announced that it completed the acquisition of PendoTECH, a manufacturer and distributor of single-use sensors, transmitters, control systems and software for measuring, monitoring and data collection primarily in bioprocess applications. PendoTECH's focus is serving bio-pharmaceutical manufacturers and life science laboratories. The company is based in Princeton, New Jersey, with a majority of its sales in North America. Acquisition consideration includes a $185 million initial payment, contingent consideration of up to $20 million and other post-closing amounts.

Olivier Filliol, President and Chief Executive Officer, commented, "We are a global leader in real-time measurement of key process control parameters used in bioprocessing, including sensors to monitor pH, dissolved oxygen, carbon dioxide and other parameters. PendoTECH is an excellent strategic fit as it expands our offering to include various sensors, including pressure, which is an important and common control parameter in downstream and upstream bioprocess applications. The company is known for its leading-edge innovation in single-use sensors that are becoming increasingly important in bioproduction. The combination of our Process Analytics and PendoTECH products and technologies creates one of the most comprehensive sensor offerings in the bioprocess market today. The outlook for the bioprocessing market is excellent, and we see attractive opportunities to cross-sell and expand PendoTECH's global reach. Customers will also benefit from using various sensors with harmonized interfaces and expanded integration capabilities."

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC from time to time.

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